Exhibit 4.12

FRAMEWORK AGREEMENT

This FRAMEWORK AGREEMENT (this “Agreement”) is entered into on June 14, 2022 by and among the followings:

A.	Databook Tech Ltd., an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands (the “Company”);
B.	Jianpu Technology Inc. (“JT”);
C.	Xiaohui Tech Ltd., a business company duly established and validly existing under the laws of the British Virgin Islands (“XH”);
D.	Hangzhou Haishi Intelligent Technology Co., Ltd. (杭州海石智能科技有限公司), a limited liability company established under the laws of the People’s Republic of China (the “PRC”) (the “Domestic Company”);
E.	Hangzhou Magic Ant Investment Management Partnership (Limited Partnership) (杭州魔蚁投资管理合伙企业（有限合伙）) (“Moyi”);
F.	Beijing Rongqiniu Information Technology Co., Ltd., (北京融七牛信息技术有限公司), a limited liability company established under the laws of the PRC (“Rongqiniu”).

Each of the foregoing parties is referred to herein individually as a “Party” and collectively as the “Parties”. The Parties hereby agree as follows:

1.	AGREEMENT

1.1Dividend Distribution of the Company.  The Company shall make distribution in an aggregate amount of US$4,500,000 in cash in favour of its shareholders on a pro rata basis (the “Distribution”).

1.2Share Transfer.  XH agrees to purchase 2,522,630 ordinary shares of the Company with par value of US$0.00001 each from a shareholder of the Company (the “Share Transfer”).

1.3Issuance of Ordinary Shares.  The Company shall issue 209,378,440 ordinary shares as fully paid and non-assessable to XH at a per share issuance price of US$0.00001 (the “Share Issuance”).

1.4Amendment to the MAA and SHA.  The Parties agree to amend the memorandum and articles of association of the Company currently in effect (the “MAA”) and the Shareholders’ Agreement entered into by and among the Company, JT, XH, the Domestic Company, and certain other parties thereto (the “SHA”) to reflect the composition of the board of directors of the Company as agreed by the Parties, effective as of the date when the Distribution, the Share Transfer and the Share Issuance have been consummated.

1.5Debt Arrangement and Decrease of Registered Capital.

The Parties acknowledge that Rongqiniu has provided certain amount of loan to

Moyi (“Moyi Loan”). The Domestic Company shall reduce certain amount of its registered capital for a price as agreed by the Parties (“Capital Decrease Price”). The Company, XH, Moyi and the Domestic Company hereby covenant that RMB 17,000,000 of the Capital Decrease Price shall be used to repay the Moyi Loan as the first installment, and the remaining Capital Decrease Price shall be used to repay the Movi Loan at the time and in the manner as separately agreed by the Parties.

2.	REPRESENTATION AND WARRANTIES

Each Party represents and warrants to the other Party that this Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against such Party in accordance with its terms; the execution, delivery and performance of this Agreement and all instruments, documents or agreements required hereunder by such Party does not contravene, violate or constitute a default of or require any consent under the provisions of any other agreement or instrument to which such Party is bound including as applicable, its constitutional documents, any order, judgment, decree or injunction of any court of law; and such Party has full power and authority to enter into this Agreement, to execute this Agreement and to perform its obligations and observe the terms and conditions hereof.

3.	CONFIDENTIALITY

Each Party shall maintain confidentiality of the contents of the Agreement, information pertaining to the other Parties. The Parties shall be permitted to disclose all aspects of the transactions contemplated herein to their respective investors, investment bankers, lenders, accountants, legal counsel, and other professional service providers, in each case only where such persons or entities are under appropriate nondisclosure obligations imposed by professional ethics, law or contracts. Nothing contained herein shall affect the ability of the Parties to make disclosure to any governmental authority or any other person under the provisions of any applicable law, provided, however, in all such circumstances, the disclosing Party shall give prior notice to the other Party before making the disclosure, indicating the nature of information that is proposed to be disclosed and in sufficient time to allow the other Party to seek confidentiality of the information being disclosed, to the extent permitted by applicable law.

4.	MISCELLANEOUS

4.1Governing Law. The validity, interpretation and implementation of this Agreement shall be governed by the published and publicly available laws and regulations of the PRC.

4.2Dispute Resolution.

(i)The Parties shall settle all disputes arising from the interpretation, performance, dissolution or termination of this Agreement or in connection with this Agreement through friendly consultation first.

(ii)In case no settlement can be reached, either Party shall have the right to submit the dispute to the China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in accordance with the CIETAC's arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon all parties in dispute. In the course of settling disputes, this Agreement shall be continuously executed by all Parties except for the part, which is under arbitration.

4.3Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. If, however, any provision of this Agreement shall be invalid, illegal, or unenforceable under any such applicable laws in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law.

4.4Further Assurances. The Company shall adopt (and the shareholders of the Company who is a Party to this Agreement shall procure the adoption of) written resolutions of the shareholders and/or of the board of directors of the Company (as applicable) to approve the transactions as contemplated in this Agreement. Each Party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

4.5Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

4.6Termination.

(i)Termination of Agreement. This Agreement may be terminated by written consent of the Parties herein.

(ii)Survival. The provisions of Section 3 and Section 4 of this Agreement shall survive the expiration or early termination of this Agreement.

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IN WITNESS WHEREOF, the Party has duly executed this Agreement as of the date first above written.

Xiaohui Tech Ltd.

By:	/s/ Zhou Jiangxiang
Name:	Zhou Jiangxiang
Title:	Director

Signature Page to Framework Agreement

IN WITNESS WHEREOF, the Party has duly executed this Agreement as of the date first above written.

Jianpu Technology Inc.

By:	/s/ Seal of Jianpu Technology Inc.
Name:
Title:

Signature Page to Framework Agreement

IN WITNESS WHEREOF, the Party has duly executed this Agreement as of the date first above written.

Databook Tech Ltd.

By:	/s/ Zhou Jiangxiang
Name:	Zhou Jiangxiang
Title:	Director

Signature Page to Framework Agreement

IN WITNESS WHEREOF, the Party has duly executed this Agreement as of the date first above written.

Hangzhou Haishi Intelligent Technology Co., Ltd. (杭州海石智能科技有限公司) (seal)

By:	/s/ Seal of Hangzhou Haishi Intelligent Technology Co., Ltd.
Name:
Title:

Signature Page to Framework Agreement

IN WITNESS WHEREOF, the Party has duly executed this Agreement as of the date first above written.

Hangzhou Magic Ant Investment Management Partnership (Limited Partnership) (杭州魔蚁投资管理合伙企业（有限合伙）) (seal)

By:	/s/ Seal of Hangzhou Magic Ant Investment Management Partnership (Limited Partnership)
Name:
Title:

Signature Page to Framework Agreement

IN WITNESS WHEREOF, the Party has duly executed this Agreement as of the date first above written.

Beijing Rongqiniu Information Technology Co., Ltd., (北京融七牛信息技术有限公司) (seal)

By:	/s/ Seal of Beijing Rongqiniu Information Technology Co., Ltd.
Name:
Title:

Signature Page to Framework Agreement